Sub-Item 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts:

Schedule A dated April 30, 2013 to the Amended and Restated Investment Advisory Agreement between
Registrant and JPMorgan Investment Advisors (formerly Banc One Investment Advisors Corporation).  Incorporated
herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange
Commission on June 26, 2013 (Accession Number 0001193125-13-295754).